Exhibit 10.2

FIFTH AMENDMENT TO

CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of August 6, 2008, among Planar Systems, Inc., an Oregon corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Agent.

RECITALS

A. Borrower, Agent and Lender are parties to that certain Credit Agreement entered into as of December 16, 2003, as amended by a First Amendment to Credit Agreement entered into as of December 21, 2004, a Second Amendment to Credit Agreement entered into as of October 21, 2005, a Third Amendment to Credit Agreement dated as of May 23, 2007, and a Waiver and Fourth Amendment to Credit Agreement entered into as of December 10, 2007 (the “Credit Agreement”). Bank of America, N.A. is the sole Lender as of the date of this Amendment.

B. Borrower has requested that Agent and Lender agree to amend the Credit Agreement as set forth herein. Borrower, Agent and Lender have agreed to do so.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Amendment to the Definition of “Applicable Rate” in Section 1.01 of the Credit Agreement. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in its entirety to read:

“Applicable Rate” means from time to time the following percentages per annum, based upon the Fixed Charge Coverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(a):

Pricing Level	Fixed Charge Coverage Ratio	Commitment Fee	Eurodollar Rate	Letters of Credit	Base Rate
1	< 1.5:1.0	0.30%	1.75%	1.75%	0%
2	> 1.5:1.0 but < 2.0:1.0	0.25%	1.50%	1.50%	0%
3	>2.0:1.0	0.25%	1.25%	1.25%	-0.25%

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Any increase or decrease in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall become effective commencing on the first Business Day of the month following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered and shall continue in effect until the first Business Day of the month following the date such Compliance Certificate is in fact delivered. Pricing Level 1 shall apply through the 1st Business Day of the month following the date a Compliance Certificate is delivered after September 26, 2008.

4. Amendment to the Definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement. The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read:

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA for the period of one prior fiscal quarter most recently ended, minus taxes paid in cash during such period, to (b) the sum of (i) interest charges actually paid in cash during such period plus (ii) principal payments scheduled to have been paid during such period on Funded Debt (not including payments required by Section 2.05(b)), plus (iii) cash payments required to be made during such period on any Swap Contract, reduced by cash receipts during such period from any Swap Contract, plus (iv) cash expenditures for fixed assets net of disposition of fixed assets.

5. Amendment to the Definition of “Maturity Date” in Section 1.01 of the Credit Agreement. The definition of Maturity Date in Section 1.01 of the Credit Agreement is amended in its entirety to read:

“Maturity Date” means December 1, 2009.

6. Amendment to Section 1.01 of the Credit Agreement to Add Definitions. Section 1.01 of the Credit Agreement is amended to add the following definitions in proper alphabetical order:

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

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“Tangible Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date.

7. Amendment to Section 6.12(a) of the Credit Agreement. Section 6.12(a) of the Credit Agreement is amended in its entirety to read:

(a) Tangible Net Worth. Maintain Tangible Net Worth as of the end of each fiscal quarter beginning with the fiscal quarter ending in September 2008 equal to $53,000,000, adjusted by adding 50% of net income (without subtracting net losses) earned in each quarterly accounting period commencing after September 2008.

8. Amendment to Section 6.12(c) of the Credit Agreement. Section 6.12(c) of the Credit Agreement is amended in its entirety to read:

(c) Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.25:1.0. This ratio will be calculated at the end of each fiscal quarter using the results of that fiscal quarter, commencing with the fiscal quarter ending June 26, 2009.

9. Amendment to Section 6.12(e) of the Credit Agreement. Section 6.12(e) of the Credit Agreement is amended in its entirety to read:

(e) Collateral Coverage Ratio. Maintain on a consolidated basis a Collateral Coverage Ratio of at least 3.0:1.0. This ratio must be maintained at all times, each Request for a Credit Extension must contain a representation that such ratio is satisfied and each Compliance Certificate must calculate such ratio whether or not such ratio is reflected on Exhibit C.

10. Deletion of Section 6.17 of the Credit Agreement. Section 6.17 of the Credit Agreement is deleted.

11. Amendment to Section 7.11 of the Credit Agreement. Section 7.11 of the Credit Agreement is amended in its entirety to read:

7.11 Capital Expenditures. Spend or incur obligations to acquire fixed assets for more than $6,000,000 on a consolidated basis in any fiscal year. This restriction shall not apply to expenditures which are financed by a purchase money security interest or Lien (including financing leases) permitted under Section 7.01(i).

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12. Amendment to Schedule 2.01 of the Credit Agreement. Schedule 2.01 of the Credit Agreement is replaced in its entirety by Schedule 2.01 attached hereto.

13. Amendment to Exhibit C of the Credit Agreement. Exhibit C of the Credit Agreement is replaced in its entirety by Exhibit C attached hereto.

14. Fees. Borrower shall pay Bank of America as Lender a non-refundable fee for this Amendment, in the amount of $20,000 payable on execution of this Amendment.

15. Release. Borrower hereby releases Agent, Lenders and their officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Loans which exist, or but for the passage of time, could be asserted, on the date Borrower signs this Amendment.

16. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and other Loan Documents shall remain unmodified in full force and effect and the parties hereto ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent or Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby.

17. Effective Date. The amendments to the Credit Agreement contemplated by this Amendment shall be effective upon (a) execution and delivery of this Amendment by the parties hereto, and (b) payment of the fee described in Paragraph 14 hereof.

18. Representations and Warranties. Borrower represents and warrants that (a) all representations and warranties of Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this paragraph, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (c), respectively, of Section 6.01 of the Credit Agreement; and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

19. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

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(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:		PLANAR SYSTEMS, INC.

	By:	/s/ Stephen M. Going
	Name:	Stephen M. Going
	Title:	VP, General Counsel & Secretary

LENDERS:		BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Daryl K. Hogge
	Name:	Daryl K. Hogge
	Title:	Senior Vice President

AGENT:		BANK OF AMERICA, N.A., as Agent

	By:	/s/ Daryl K. Hogge
	Name:	Daryl K. Hogge
	Title:	Senior Vice President

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The following Guarantors which have guaranteed the obligations of Borrower to Lenders hereby consent to the foregoing Amendment, and reaffirm the Guaranties.

GUARANTORS:	PLANAR CHINA, LLC, an Oregon limited liability company

	By:	/s/ Stephen M. Going
	Its:	Secretary

PLANAR TAIWAN, LLC, an Oregon limited liability company

	By:	/s/ Stephen M. Going
	Its:	Secretary

CLARITY, A DIVISION OF PLANAR SYSTEMS, INC., an Oregon corporation

	By:	/s/ Stephen M. Going
	Its:	Secretary

RUNCO INTERNATIONAL, LLC, an Oregon limited liability company, formerly known as Runco International Inc.

	By:	/s/ Stephen M. Going
	Its:	Secretary

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SCHEDULE 2.01

The only Commitment is the Commitment set forth below by Bank of America, N.A.

Bank of America’s Commitment means, from time to time, the following amounts:

From execution of this Amendment through March 31, 2009:     $20,000,000

On and after April 1, 2009, the amount of Bank of America’s commitment will be based on the Pricing Level used to determine the Applicable Rate and the EBITDA of Borrower for the period of two, three or four consecutive fiscal quarters on a consolidated basis, commencing in each case at the beginning of Borrower’s most recently completed fiscal year and ending at the end of each of Borrower’s fiscal quarters, beginning with the two fiscal quarter period commencing on September 26, 2008, and ending March 31, 2009, as follows:

EBITDA	Applicable Rate	Commitment
>$2,500,000	Pricing Level 2 or 3	$30,000,000
>$2,500,000	Pricing Level 1	$20,000,000
<$2,500,000	Pricing Level 1, 2 or 3	$20,000,000

Any increase or decrease in the Commitment resulting from a change in the Applicable Rate or the EBITDA of Borrower shall become effective the first Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then the Commitment shall be $20,000,000 as of the first Business Day following the date such Compliance Certificate was required to have been delivered and such Commitment shall continue in effect until the first Business Day following the date such Compliance Certificate is in fact delivered.

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